UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2006
SAFENET, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20634 (Commission File Number)	52-1287752 (IRS Employer Identification No.)
4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices) (Zip Code)
(443) 327-1200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 8, 2006, SafeNet, Inc. (“SafeNet”) announced that it has reached an agreement with the board of directors of nCipher plc, a company incorporated under the laws of England and Wales (“nCipher”), on the terms of a recommended cash offer for the entire issued (and issuable upon exercise of options granted) ordinary share capital of nCipher, for 300 pence in cash for each nCipher share (the “Offer” and the “Offer Price”, respectively). Based on the Offer Price, the number of nCipher outstanding shares and the number of nCipher shares issuable upon exercise of options granted, the total consideration to be paid by SafeNet would be approximately £86.1 million (approximately US$150 million).
     The directors of nCipher have unanimously recommended that nCipher shareholders accept the Offer. In addition, SafeNet has received (i) irrevocable undertakings to accept the Offer from all of the directors of nCipher with respect to nCipher shares representing approximately 9.3% of nCipher’s outstanding ordinary share capital; (ii) irrevocable undertakings to accept the Offer from certain institutional shareholders, with respect to nCipher shares representing approximately 29.9% of nCipher’s outstanding ordinary share capital, which undertakings will become non-binding if the Offer lapses or is withdrawn or if an offer for nCipher shares is made by a third party at certain prices per nCipher share; and (iii) non-binding letters in support of the Offer from certain other institutional shareholders, with respect to nCipher shares representing approximately 12.6% of nCipher’s outstanding ordinary share capital. Also, nCipher has agreed to pay a fee to SafeNet of £860,578 (approximately US$1.5 million) if the Offer is not consummated due to certain events.
     The Offer is subject to certain conditions, including the valid acceptances of not less than 90% (or such lesser percentage as SafeNet may decide) of the nCipher shares to which the Offer relates. Upon the Offer becoming, or being declared, unconditional in all respects and sufficient acceptances being received, SafeNet intends to exercise its rights in accordance with the laws of the United Kingdom to acquire the remaining nCipher shares not tendered in the Offer. SafeNet expects the acquisition to close in the second quarter of 2006.
     A copy of the press release issued by SafeNet on February 8, 2006 is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference. A description of the conditions to the Offer is filed herewith as Exhibit 99.2 and is hereby incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
Not applicable.
(b) Pro Forma Financial Information
Not applicable.
(c) Exhibits
99.1	Press Release, dated February 8, 2006, issued by SafeNet, Inc.

99.2	Conditions and Certain Further Terms of the Offer and related Definitions, as published in the United Kingdom.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2006

SAFENET, INC.

	By:	/s/ Anthony A. Caputo

Anthony A. Caputo,
Chairman and Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SAFENET, INC.
EXHIBIT INDEX TO FORM 8-K
EXHIBIT NO.      ITEM
99.1	Press Release, dated February 8, 2006, issued by SafeNet, Inc.

99.2	Conditions and Certain Further Terms of the Offer and related Definitions, as published in the United Kingdom
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